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                                                                   EXHIBIT 21.1


                        SUBSIDIARIES OF HANDSPRING, INC.



                                                     Jurisdiction of                         Percentage Owned
                                                     Incorporation or                       by Handspring, Inc.
              Name                                     Organization                      (directly or indirectly)
              ----                                   ----------------                    ------------------------
Handspring International Ltd.                     British Virgin Islands                            100%
Handspring Denmark ApS                            Denmark                                           100%
Handspring GmbH                                   Germany                                           100%
Handspring KK                                     Japan                                             100%
Handspring B.V.                                   Netherlands                                       100%
Handspring Singapore Pte. Ltd.                    Singapore                                         100%
Handspring International Sarl                     Switzerland                                       100%
Handspring UK Ltd.                                United Kingdom                                    100%
Handspring France Sarl                            France                                            100%
Handspring FSC, Inc.                              Barbados                                          100%